UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) May 16, 2002


                       STRATUS PROPERTIES INC.
      (Exact name of registrant as specified in its charter)


        Delaware               0-19989              72-1211572
(State or other jurisdiction (Commission          (IRS Employer
      of incorporation)       File Number)      Identification No.)


    98 San Jacinto Boulevard, Suite 220
               Austin, Texas                          78701
  (Address of principal executive offices)          (Zip Code)



                            (512) 478-5788
        (Registrant's telephone number, including area code)



Item 5.   Other Events.

     On May 16, 2002, Stratus entered into a new stockholder rights plan to replace our previous stockholder rights plan that will expire on May 28, 2002. The new plan, like the previous plan, is designed to deter abusive takeover tactics and to encourage prospective acquirors to negotiate with our board rather than attempt to acquire the company in a manner or on terms that our board deems unacceptable.

     Pursuant to the new rights plan, our board of directors declared a dividend of one preferred stock purchase right for each outstanding share of our common stock. The dividend is payable on May 29, 2002 to our stockholders of record on May 29, 2002. If the rights become exercisable, each right will entitle its holder to purchase one one-hundredth (1/100) of a share of our Series C participating cumulative preferred stock at an exercise price of $40 per unit, subject to adjustment.

     The description and terms of the rights are set forth in the Rights Agreement, dated May 16, 2002, between us and our rights agent, Mellon Investor Services LLC, which is attached hereto as
Exhibit 4.1. The press release announcing the approval of the new stockholder rights plan is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

        4.1 Rights Agreement, dated as of May 16, 2002, between Stratus Properties Inc. and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series C Participating Cumulative Preferred Stock; as Exhibit B the Forms of Rights Certificate, Assignment, and Election to Purchase; and as Exhibit C the Summary of Rights to Purchase Preferred Shares. Incorporated by reference to
               Exhibit 4.1 to Stratus' Registration Statement on Form 8-A dated May 22, 2002.

        99.1  Press Release of Stratus Properties Inc. dated  May
               21, 2002.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              STRATUS PROPERTIES INC.



                              By:  C. Donald Whitmire, Jr.
                                 --------------------------
                                   C. Donald Whitmire, Jr.
                                  Vice President-Controller
                                 (authorized signatory and
                                 Principal Accounting Officer)

Dated:  May 23, 2002